UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 2, 2026
Date of Report (date of earliest event reported)
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GigaCloud Technology Inc
(Exact name of registrant as specified in its charter)
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Cayman Islands (State or other jurisdiction of incorporation or organization)	001-41454 (Commission File Number)	00-0000000 (I.R.S. Employer Identification Number)
4388 Shirley Ave El Monte, CA 91731
(Address of principal executive offices and zip code)
(626) 912-8886
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A ordinary shares, par value $0.05 per share	GCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.
On March 2, 2026, the Audit Committee of the Board of Directors (the “Audit Committee”) of GigaCloud Technology Inc (the “Company”) approved the selection of Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, subject to the completion of Grant Thornton’s client acceptance and independence procedures and execution of an engagement letter.
In connection with the Audit Committee’s responsibility for the appointment, retention and oversight of the work of the independent auditor, the Audit Committee has conducted a comprehensive review of the Company’s external audit requirements. The review included consideration of the mandatory five‑year audit partner rotation requirement under Rule 2-01(c)(6) of Regulation S-X of the Securities Exchange Act of 1934, as amended, given that the lead audit partner of the Company’s current independent auditor is approaching the end of the permitted service period. The Audit Committee also evaluated factors including audit quality, industry expertise relevant to the Company’s scale and business sectors, regulatory environment, geographic alignment with the Company’s primary listing and investor base and the proximity of the auditor’s engagement team to the Company’s headquarters in California. Based on this review, the Audit Committee concluded that it is in the best interests of the Company and its shareholders to appoint Grant Thornton in California as the Company’s independent auditor.
On March 2, 2026, the Audit Committee approved the dismissal of KPMG Huazhen LLP (“KPMG”) as the Company’s independent registered public accounting firm effective immediately.
KPMG’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through March 2, 2026, the date of KPMG’s dismissal, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, that, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter thereto in connection with its reports on the Company’s consolidated financial statements for such years, or (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
The Company provided KPMG with a copy of this Current Report on Form 8-K (“Form 8-K”) and requested that KPMG furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not KPMG agrees with the statements above. A copy of KPMG’s letter, dated March 3, 2026, is attached hereto as Exhibit 16.1 to this Form 8-K.
During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through March 2, 2026, neither the Company, nor any party on its behalf, consulted with Grant Thornton with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Grant Thornton that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
On March 3, 2026, the Company issued a press release announcing the changes in its certifying accountant. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
16.1	Letter from KPMG Huazhen LLP to the U.S. Securities and Exchange Commission, dated March 3, 2026
99.1	Press Release issued by GigaCloud
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of March 2026.

GigaCloud Technology Inc

By:	/s/ Larry Lei Wu
Name:	Larry Lei Wu
Title:	Chairman of the Board of Directors and Chief Executive Officer